Exhibit (h)(6)

AMENDMENT NO. 1

TO ADMINISTRATIVE SERVICES AGREEMENT

(Thrivent Series Portfolio, Inc.)

Thrivent Financial for Lutherans (“TFL”) and Thrivent Series Fund, Inc. (“TSF”) hereby agree that, effective August 16, 2013, Exhibit A to the Administrative Services Agreement, dated January 1, 2009, between TFL and TSF, shall be amended to reflect the deletion of some series and the name changes of other series.

A revised Exhibit A is attached hereto.

THRIVENT SERIES FUND, INC.

By:	/s/	Russell W. Swansen
Russell W. Swansen President

THRIVENT FINANCIAL FOR LUTHERANS

By:	/s/	Bradford L. Hewitt
Bradford L. Hewitt President and Chief Executive Officer

EXHIBIT A

(Effective August 16, 2013)

1.   Thrivent Aggressive Allocation Portfolio

2.   Thrivent Moderately Aggressive Allocation Portfolio

3.   Thrivent Moderate Allocation Portfolio

4.   Thrivent Moderately Conservative Allocation Portfolio

5.   Thrivent Partner Technology Portfolio

6.   Thrivent Partner Healthcare Portfolio

7.   Thrivent Natural Resources Portfolio

8.   Thrivent Partner Emerging Markets Equity Portfolio

9.   Thrivent Real Estate Securities Portfolio

10. Thrivent Partner Small Cap Growth Portfolio

11. Thrivent Partner Small Cap Value Portfolio

12. Thrivent Small Cap Stock Portfolio

13. Thrivent Small Cap Index Portfolio

14. Thrivent Mid Cap Growth Portfolio

15. Thrivent Partner Mid Cap Value Portfolio

16. Thrivent Mid Cap Stock Portfolio

17. Thrivent Mid Cap Index Portfolio

18. Thrivent Partner Worldwide Allocation Portfolio

19. Thrivent Partner All Cap Portfolio

20. Thrivent Large Cap Growth Portfolio

21. Thrivent Partner Growth Stock Portfolio

22. Thrivent Large Cap Value Portfolio

23. Thrivent Large Cap Stock Portfolio

24. Thrivent Large Cap Index Portfolio

25. Thrivent Growth and Income Plus Portfolio

26. Thrivent Balanced Income Plus Portfolio

27. Thrivent High Yield Portfolio

28. Thrivent Diversified Income Plus Portfolio

29. Thrivent Income Portfolio

30. Thrivent Opportunity Income Plus Portfolio

31. Thrivent Limited Maturity Bond Portfolio

32. Thrivent Bond Index Portfolio

33. Thrivent Money Market Portfolio